EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SYLVAN LEARNING SYSTEMS, INC.
($ in thousands, except per share amounts)

                                                                                        QUARTERS ENDED
                                                                                           MARCH 31,
                                                                                 --------------------------
                                                                                    1996            1997
                                                                                 ------------   -----------
PRIMARY:

  AVERAGE SHARES OUTSTANDING                                                      21,230,481     23,921,988

DILUTIVE  EFFECT OF STOCK OPTIONS - Based on the treasury
     stock method using the average market price.                                  2,214,935      1,678,219

COMMON STOCK CONTINGENTLY ISSUABLE                                                    42,117        193,149
                                                                                 -----------    ----------
TOTAL                                                                             23,487,533     25,793,356
                                                                                 ===========    ===========

INCOME FROM CONTINUING OPERATIONS                                                $     1,779    $     3,697
CONTINGENT GOODWILL AMORTIZATION FOR ACQUISITIONS                                $        30    $       191
                                                                                 -----------    ----------
SUPPLEMENTAL INCOME FROM CONTINUING OPERATIONS                                   $     1,749    $     3,506
                                                                                 ===========    ===========

PER SHARE AMOUNTS                                                                $      0.07    $      0.14
                                                                                 ===========    ===========